UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
_____________________________________________________________________

Date of Report (Date of earliest event reported): September 21, 2026

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11083	04-2695240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    300 Boston Scientific Way, Marlborough, Massachusetts                 01752-1234
    (Address of principal executive offices)                           (Zip Code)

(508) 683-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BSX	New York Stock Exchange
0.625% Senior Notes due 2027	BSX27	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On September 21, 2026, Arthur C. Butcher informed Boston Scientific Corporation (the “Company”) that he has decided to retire from his role as Executive Vice President and Group President, MedSurg and Asia Pacific effective as of January 1, 2027.

Mr. Butcher is expected to remain with the Company as a senior advisor from such time through February 26, 2027 (such date, or any earlier date, the “Retirement Date”). As a senior advisor, Mr. Butcher will receive a base salary at his current annual base salary of $780,000, prorated through the Retirement Date.

The Company expects to enter into a Retirement Agreement with Mr. Butcher effective as of the Retirement Date, pursuant to which Mr. Butcher will be entitled to payments and benefits that are materially consistent with those Mr. Butcher is entitled to under, and subject to the terms and conditions of, the Company’s Executive Retirement Plan, 2026 Annual Bonus Plan and Long-Term Incentive Program and equity awards granted thereunder, respectively, each as previously filed with the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 23, 2026	BOSTON SCIENTIFIC CORPORATION

		By:	/s/ Susan Thompson
Susan Thompson
Vice President, Chief Corporate Counsel and Assistant Secretary